SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 14, 1998


                                 PHYMATRIX CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                     000-27568                 65-0617076
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(State of incorporation            (Commission             (I.R.S. Employer
   or organization)                File Number)           Identification No.)


      777 South Flagler Drive, Suite 1000E, West Palm Beach, Florida 33401
      --------------------------------------------------------------------
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (781) 433-1000
                                                           --------------


                                      N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events
         ------------

         On Wednesday, January 14, 1998, PhyMatrix Corp. issued the following press release:

         "West Palm Beach, FL -- January 14, 1998 -- PhyMatrix Corp. (Nasdaq:
PHMX), a multispecialty, integrated physician practice management company, today announced that it has entered into administrative services agreements with two diagnostic imaging centers located in New York.

         PhyMatrix will provide administrative services to Highway Imaging Associates, LLP, which operates a multi-modality imaging center in Brooklyn, New York. The center has agreements with more than 30 managed care companies. PhyMatrix will also provide services to Queens Open MRI, a multi-modality center located in Queens, New York. The facility has contracts with more than 100 local and national payors.

         Abraham D. Gosman, Chairman and Chief Executive Officer of PhyMatrix stated, "These diagnostic imaging transactions are consistent with our mission to continue expansion of our ancillary services and to broaden our presence in the New York market."

         Previously, the Company announced that during October 1997, PhyMatrix merged with Clinical Studies, Ltd. in a transaction that was accounted for as a pooling of interests. Pursuant to the merger agreement, PhyMatrix is required to report the results for the month of November which is the first full month after the completion of the merger within 45 days after the end of such month. PhyMatrix had revenues of $30,469,000 and net income of $1,854,000 during the month ended November 30, 1997.

         Headquartered in West Palm Beach, Florida, PhyMatrix Corp., is a multispecialty, integrated physician practice management company providing physician management and related medical support services to medical communities throughout the country. The Company's primary strategy is to develop and operate provider networks in specific geographic locations that deliver cost effective care with quality clinical outcomes. This is accomplished through PhyMatrix's affiliated physicians organized in independent medical group practices, independent practice associations (IPAs) or specialty care networks. Further, the Company integrates and operates ancillary medical services and provides clinical studies site management and medical facility development services.

         This release contains forward-thinking statements regarding PhyMatrix's future plans, operations and prospects. The Company's actual results could differ materially from the results anticipated in these forward looking statements as a result of uncertainties, including risks relating to demand, pricing, competition, construction, and other factors identified in the Company's filings with the Securities and Exchange Commission."

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PHYMATRIX CORP.


                                               By: /s/ Frederick R. Leathers
                                                   -------------------------
                                                   Frederick R. Leathers,
                                                   Chief Financial Officer


Date: January 14, 1998